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                                                                  EXHIBIT 10.5.2

                          FIRST ADDENDUM TO SUBLEASE

     This First Addendum to Sublease (this "Addendum") is made by and between Artisan Components, Inc. (formerly VLSI Libraries Incorporated) as sublandlord ("Sublandlord"), and Unison Software, Inc. as subtenant ("Subtenant"), to be a part of that certain Sublease of even date herewith between Sublandlord and Subtenant (the "Sublease"). Sublandlord and Subtenant agree that, notwithstanding anything to the contrary in the Sublease, the Sublease is hereby modified and supplemented as set forth below.

     1.   Other Provisions of Sublease.  The provisions of the Master Lease
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shall be incorporated into the Sublease, except to the extent the context would make it inapplicable, as follows: (a) each reference in such incorporated sections to "Lease" shall be deemed a reference to "Sublease"; (b) each reference therein to "Landlord" and "Tenant" shall be deemed a reference to "Sublandlord" and "Subtenant," respectively; and (c) the following portions of the Master Lease shall not be incorporated: Basic Lease Information (except for definitions of Premises, Permitted Use, Schedule Term Expiration Date, Occupancy Density and Tenant's Proportionate Share), Introductory Paragraph, Paragraph 3, Paragraph 10(a)(i) (except that Sublandlord shall have the right to terminate this Sublease to the extent such termination is made by Master Landlord under the Master Lease under Paragraph 10(a)(i)), Paragraph 15, Paragraph 16 (except that Sublandlord shall have the right to substitute for the Premises other premises in the Building to the extent such substitution is made by Master Landlord under the Master Lease), Paragraph 21(e), Paragraph 24 (except that Master Landlord retains its right to sell or convey the Building), Interior Improvements (Exhibit C); (d) references to "Landlord" in Paragraphs 20, 22 and 23 shall mean Master Landlord and references to "either party" shall be deemed a reference to Subtenant and Master Landlord; provided, however, that Sublandlord shall be protected from and against all claims and liabilities to the extent Master Landlord is under Paragraphs 20, 22 and 23; and (e) "by Subtenant" shall be added to the end of the phrase "or when first installed" in Paragraph 8 and the phrase "or first installed" in Paragraph 26(b); and (f) the reference in Paragraph 40 "to the extent of Landlord's interest in the Project" shall be changed to "to the extent of Master Landlord's interest in the Project".

     2.   Insurance and Indemnification.  Except as set forth in Section 12
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of the Master Lease, neither party shall be released or indemnified from any damages, liabilities, judgments, actions, claims, attorney's fees, consultants' fees, payments, costs or expenses arising from the negligence or willful misconduct of it or its agents, contractors, licensees or invitees, its violation of laws or a breach of its obligations or representations under the Sublease.

     3.   Assignment and Subletting.  Subtenant, without Sublandlord's prior
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written consent (but subject to any required consent of Master Landlord), may sublet the Premises or assign the Sublease upon at least forty-five days prior written notice to Sublandlord to: (a) a corporation controlling, controlled by or under common control with Subtenant; (b) a purchaser of substantially all of Subtenant's assets; or (c) in the event Subtenant merges into or with another entity, the surviving entity of such merger.

     4.   Rental Adjustments.  In no event shall Subtenant's obligation to
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pay Basic Operating Costs exceed the amount of Basic Operating Costs due and payable by Sublandlord under the
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Master Lease. Subtenant shall pay Subtenant's share of such expenses as and when the same are due and payable to Master Landlord under the Master Lease.
Subtenant shall be entitled to its pro rata share of all credits, if any, given by Master Landlord to Sublandlord for Sublandlord's overpayment of such expenses for the period of this Sublease. Notwithstanding anything to the contrary in the Sublease, Subtenant shall not be required to pay any additional rent or perform any obligation that is (i) fairly allocable to any period of time prior to the commencement date of the Sublease or following the expiration or sooner termination of the Sublease or (ii) payable as a result of a default by Sublandlord of any of its obligations under the Master Lease; provided such default is not caused directly or indirectly by any act or omission of Subtenant.

     5.   Surrender of Premises.  In no event shall Subtenant's obligation
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to surrender the Premises require Subtenant to repair or restore the Premises to a condition better than the condition in which the Premises existed as of the commencement date of the Sublease and Subtenant shall only be responsible for repairing or restoring those elements of the Premises damaged during the Sublease Term. Additionally, Subtenant shall not be required to remove at the expiration of the Sublease term or otherwise, alterations or improvements to the Premises made by or for the account of Sublandlord.

     6.   Taxes Payable by Subtenant.  Subtenant shall have no obligation to
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pay for taxes, if any, levied or assessed on the value of any leasehold improvements, alternations or additions made by or for the account of Sublandlord for any period of time other than the term of the Sublease.

     7.   Sublandlord's Obligations.  Provided Subtenant is not in breach of
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the Sublease beyond any applicable notice and cure period, Sublandlord shall not, without Subtenant's prior written consent, terminate the Master Lease during the term of the Sublease, commit any acts that would entitle Master Landlord to terminate the Master Lease during the term of the Sublease, or, to the extent they apply to the term of the Sublease, amend or waive any provisions of the Master Lease or make any elections, exercise any right or remedy or give any consent or approval under the Master Lease. Sublandlord, with respect to the obligations of Master Landlord under the Master Lease, shall use Sublandlord's diligent good faith efforts to cause Master Landlord to perform such obligations for the benefit of Subtenant, meaning that (a) upon Subtenant's written request, immediately notifying Master Landlord of its nonperformance under the Master Lease, and requesting that Master Landlord perform its obligations under the Master Lease; and (b) not to unreasonably withhold or delay in permitting Subtenant to commence a lawsuit or other action in Subtenant's name to obtain the performance required from Master Landlord under the Master Lease; provided, however, that if Subtenant commences a lawsuit or other action, Subtenant shall pay all costs and expenses incurred in connection therewith, and Subtenant shall indemnify Sublandlord against, and hold Sublandlord harmless from, all reasonable costs and expenses incurred by Sublandlord in connection therewith.

     8.   Authorization to Direct Sublease Payments.  Subtenant shall have
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the right to pay all rent and other sums owing by Subtenant to Sublandlord hereunder for those items which also are owed by Sublandlord to Master Landlord under the Master Lease directly to Master Landlord if either (a) Subtenant reasonably believes that Sublandlord has failed to make any payment required to be made by Sublandlord to Master Landlord under the Master Lease and Sublandlord fails to provide adequate proof of payment within two (2) business days after Subtenant's written demand

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requesting such proof. Notwithstanding the foregoing: (i) Subtenant shall provide to Sublandlord concurrently with any payment to Master Landlord reasonable evidence of such payment, and (ii) if Sublandlord notifies Subtenant that it disputes any amount demanded by Master Landlord, Subtenant shall not make any such payment to Master Landlord unless Master Landlord has provided a three-day notice to pay such amount or forfeit the Master Lease.

     Any sums paid directly by Subtenant to Master Landlord in accordance with this paragraph shall be credited toward the amounts payable by Subtenant to Sublandlord under the Sublease. In the event Subtenant tenders payment directly to Master Landlord in accordance with this paragraph and Master Landlord refuses to accept such payment, Subtenant shall have the right to deposit such funds in an account with a national bank for the benefit of Master Landlord and Sublandlord, and the deposit of said funds in such account shall discharge Subtenant's obligations under the Sublease to make the payment in question.

     9.   Quiet Enjoyment.  Subtenant shall peacefully have, hold and enjoy
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the Premises, subject to the terms and conditions of the Sublease, provided that there is not an event of default by Subtenant.

     10.  Assignment of Rights.  With respect to all warranties given and
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indemnities made by Master Landlord to Sublandlord under the Master Lease, to the extent they apply to Subtenant during the term of the Sublease and would reduce Subtenant's obligations hereunder, Sublandlord shall cooperate with Subtenant to enforce all such warranties and indemnities.

     11.  Notice.  All notices and demands shall be sent by certified or
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registered United States Mail, or courier service that provides for a signed receipt indicating delivery, and shall be deemed delivered upon receipt.

     12.  Approvals.  Whenever the Sublease requires an approval, consent,
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designation, determination, selection or judgment by either Sublandlord or
Subtenant, such approval, consent, designation, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed and, in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

     13.  Waiver of Subrogation.  The parties hereto release each other and
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their respective agents, employees, successors and assigns from all liability for damage to any property that is caused by or results from a risk to the extent it is actually insured against or required to be insured against under the Master Lease or this Sublease by such damaged party, without regard to the negligence or willful misconduct of the entity so released. Each party shall use reasonable efforts to cause each applicable insurance policy it obtains to provide that the insurer thereunder waives all right of recovery by way of subrogation as required herein in connection with any damage covered by the policy.

     14.  Effect of Addendum.  All terms with initial capital letters used
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herein as defined terms shall have the meanings ascribed to them in the Sublease unless specifically defined herein.

     In witness whereof, said parties hereunto subscribe their names.

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SUBLANDLORD:                    SUBTENANT:

ARTISAN COMPONENTS, INC.        UNISON SOFTWARE, INC.

    /s/ Beth Bartel                   /s/ Laurie Beemis
By:________________________       By:____________________________

      Beth Bartel                        Laurie Beemis
Name:______________________       Name:__________________________

       Controller
Title:_____________________       Title:_________________________

       10/6/97                           10/6/97
Dated:_____________________       Dated:_________________________

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